Exhibit No. 32

WRITTEN STATEMENT OF CHIEF EXECUTIVE OFFICER
AND CHIEF FINANCIAL OFFICER
PURSUANT TO RULE 13a-14(b) OR RULE 15d-14(b) UNDER
THE SECURITIES EXCHANGE ACT OF 1934
AND 18 U.S.C. 1350

Each of the undersigned, the President and Chief Executive Officer and the Senior Vice President and Chief Financial Officer of Gerber Scientific, Inc., hereby certifies that, on the date hereof:

(i) The Quarterly Report on Form 10-Q/A of Gerber Scientific, Inc. for the fiscal quarter ended October 31, 2005 filed the Securities and Exchange Commission (the "Report") fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(ii) Information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of Gerber Scientific, Inc.

Date: March 10, 2006	/s/ Marc T. Giles
Marc T. Giles President and Chief Executive Officer

/s/ Jay Zager
Jay Zager Senior Vice President and Chief Financial Officer